                                                                    Exhibit 99.1

NEWS RELEASE                               Contact:  Kent Madsen
For Immediate Release                                15 West South Temple Street
                                                     Suite 520
                                                     Salt Lake City UT 84101
                                                     Phone (801) 524-8939

                           MACC PRIVATE EQUITIES INC.
                  2005 ANNUAL SHAREHOLDERS MEETING RESCHEDULED

SALT LAKE CITY, UT -- (February 18, 2005) -- On February 18, 2005,  MACC Private
Equities Inc. (NASDAQ SmallCap Market:  MACC) announced that it would reschedule the  date  of its  2005  Annual  Shareholders  Meeting.  MACC is the  parent  of
MorAmerica Capital Corporation,  a small business investment company licensed by the U.S. Small Business Administration (SBA).

Previously,  MACC's 2005 Annual Shareholders  Meeting was scheduled for February
22, 2005. As previously  disclosed,  MorAmerica Capital Corporation  proposes to enter  into an  investment  advisory  agreement  with  InvestAmerica  Investment
Advisors,  Inc., which is subject to approval by MACC  shareholders and the SBA.
MACC has  determined  to  reschedule  the date of its 2005  Annual  Shareholders
Meeting because MorAmerica Capital Corporation is still awaiting SBA approval of the investment advisory agreement.

MACC will publicly announce the new date of its 2005 Annual Shareholders Meeting once it has been determined.

This  press  release  contains  certain  forward-looking  statements  within the meaning  of the  Private  Securities  Litigation  Reform  Act of 1995 (the "1995
Act").  Such  statements  are  made  in  good  faith  by  MACC  pursuant  to the safe-harbor  provisions of the 1995 Act, and are  identified as including  terms such as "may," "will," "should," "expects," "anticipates," "estimates," "plans,"
or similar language. In connection with these safe-harbor  provisions,  MACC has identified  in its  Annual  Report to  Shareholders  for the  fiscal  year ended
September 30, 2003,  important factors that could cause actual results to differ materially from those contained in any  forward-looking  statement made by or on behalf of MACC,  including,  without limitation,  the high risk nature of MACC's portfolio  investments,  the effects of general  economic  conditions  on MACC's portfolio  companies,  the effects of recent or future  losses on the ability of
MorAmerica  Capital to comply with applicable  regulations of the Small Business
Administration  and MorAmerica  Capital's ability to obtain future funding,  any actions  taken by SBA with  respect  to  MorAmerica  Capital's  current  capital impairment,  any failure to achieve annual investment level objectives,  changes in  prevailing  market  interest  rates,  and  contractions  in the  markets for corporate acquisitions and initial public offerings.  MACC further cautions that such factors are not exhaustive or exclusive.  MACC does not undertake to update any  forward-looking  statement  which  may be made  from  time to time by or on behalf of MACC.

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